EXHIBIT 3.2.1




                            WKI HOLDING COMPANY, INC.

                             A DELAWARE CORPORATION




                                     BYLAWS

                                AS ADOPTED AND IN
                           EFFECT ON JANUARY 31, 2003

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I.     STOCKHOLDERS' MEETINGS . . . . . . . . . . . . . . . . . . . .1

     Section 1.01.     Time and Place of Meetings . . . . . . . . . . . . . .1

     Section 1.02.     Annual Meeting . . . . . . . . . . . . . . . . . . . .1

     Section 1.03.     Special Meetings . . . . . . . . . . . . . . . . . . .1

     Section 1.04.     Notice of Meetings . . . . . . . . . . . . . . . . . .1

     Section 1.05.     Inspectors . . . . . . . . . . . . . . . . . . . . . .1

     Section 1.06.     Quorum . . . . . . . . . . . . . . . . . . . . . . . .2

     Section 1.07.     Voting; Proxies  . . . . . . . . . . . . . . . . . . .2

ARTICLE II.     DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . .2

     Section 2.01.     Function . . . . . . . . . . . . . . . . . . . . . . .2

     Section 2.02.     Number, Election and Terms . . . . . . . . . . . . . .2

     Section 2.03.     Vacancies and Newly-created Directorships . . . . . . 2

     Section 2.04.     Resignation  . . . . . . . . . . . . . . . . . . . . .3

     Section 2.05.     Regular Meetings . . . . . . . . . . . . . . . . . . .3

     Section 2.06.     Special Meetings . . . . . . . . . . . . . . . . . . .3

     Section 2.07.     Quorum . . . . . . . . . . . . . . . . . . . . . . . .3

     Section 2.08.     Participation in Meetings by Remote Communications . .3

     Section 2.09.     Written Action . . . . . . . . . . . . . . . . . . . .3

     Section 2.10.     Committees . . . . . . . . . . . . . . . . . . . . . .3

     Section 2.11.     Compensation   . . . . . . . . . . . . . . . . . . . .4

     Section 2.12.     Rules  . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE III.     NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . .5

     Section 3.01.     Generally  . . . . . . . . . . . . . . . . . . . . . .5

     Section 3.02.     Waivers  . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE IV.     OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . .5

     Section 4.01.     Generally  . . . . . . . . . . . . . . . . . . . . . .5

     Section 4.02.     Compensation . . . . . . . . . . . . . . . . . . . . .5

     Section 4.03.     Succession . . . . . . . . . . . . . . . . . . . . . .6

     Section 4.04.     Authority and Duties . . . . . . . . . . . . . . . . .6

ARTICLE V.     STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

     Section 5.01.     Certificates. . . . . . . . . . . . . . . . . . . . . 6

     Section 5.02.     Lost, Stolen or Destroyed Certificates . . . . . . . .6

     Section 5.03.     Record Dates . . . . . . . . . . . . . . . . . . . . .6

ARTICLE VI.     GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     Section 6.01.     Fiscal Year. . . . . . . . . . . . . . . . . . . . . .7

     Section 6.02.     Seal . . . . . . . . . . . . . . . . . . . . . . . . .7

     Section 6.03.     Reliance Upon Books, Reports and Records . . . . . . .7

     Section 6.04.     Time Periods . . . . . . . . . . . . . . . . . . . . .7

     Section 6.05.     Amendments . . . . . . . . . . . . . . . . . . . . . .7

     Section 6.06.     Certain Defined Terms. . . . . . . . . . . . . . . . .8

                                   ARTICLE I.
                                   ----------

                             STOCKHOLDERS' MEETINGS
                             ----------------------

Section 1.01.     Time and Place of Meetings.  All meetings of the stockholders
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for the election of the members of the Board of Directors (the "Directors") or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the "Board") or, in the absence of a designation by the Board, the Chairman of the Board (the "Chairman"), the Chief Executive Officer, the President, or the Secretary, and stated in the notice of meeting. Notwithstanding the foregoing, the Board may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held by means of remote communication, subject to such guidelines and procedures as the Board may adopt from time to time. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

Section 1.02.     Annual Meeting.  An annual meeting of the stockholders will be
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held at such date and time as may be designated from time to time by the Board, at which meeting the stockholders will elect by a plurality vote the Directors and will transact such other business as may properly be brought before the meeting.

Section 1.03.     Special Meetings.  Special meetings of the stockholders may be
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called only by (i) the Chairman, (ii) the President, or (iii) the Secretary within 10 calendar days after receipt of the written request of a majority of the total number of Directors that the Corporation would have if there were no vacancies (the "Whole Board"). Any such request by a majority of the Whole Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.

Section 1.04.     Notice of Meetings.  Written notice of every meeting of the
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stockholders, stating the place, if any, date, and time thereof, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date, or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the
                                           --------  -------
adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted that properly could have been transacted at the original meeting.

Section 1.05.     Inspectors.  The Board may appoint one or more inspectors of
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election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

Section 1.06.     Quorum.  Except as otherwise provided by law, the holders of a
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majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business thereat. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.

Section 1.07.     Voting; Proxies.  Except as otherwise provided by law or by
                  ---------------
the Corporation's Certificate of Incorporation, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy. Every proxy must be in a form permitted by
Section 212 of the Delaware General Corporation Law (or any successor provision). Without affecting any vote previously taken, a stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by revoking the proxy by giving notice to the Secretary of the Corporation or by later appointment of proxy. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by the Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of stock which has voting power present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock which has voting power present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which has actually been voted will be the act of the stockholders, except in the election of Directors or as otherwise provided in these Bylaws, the Certificate of Incorporation or by law.

                                   ARTICLE II.
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                                    DIRECTORS
                                    ---------

Section 2.01.     Function.  The business and affairs of the Corporation will be
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managed under the direction of the Board.

Section 2.02.     Number, Election and Terms.  Subject to the minimum and
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maximum number of authorized Directors provided in the Certificate of Incorporation, the authorized number of Directors may be determined from time to time by resolution of the Whole Board.

Section 2.03.     Vacancies and Newly-created Directorships.  Newly-created
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directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office until the next annual meeting of stockholders and until such Director's successor is elected and qualified. No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

Section 2.04.     Resignation.  Any Director may resign at any time by giving
                  -----------
notice in writing or by electronic transmission of his or her resignation to the Chairman or the Secretary.

Section 2.05.     Regular Meetings.  Regular meetings of the Board may be held
                  ----------------
immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

Section 2.06.     Special Meetings.  Special meetings of the Board may be called
                  ----------------
by the Chairman or the President on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, courier, telephone, telegram, telex, facsimile, or similar medium of communication, and will be called by the Chairman or the President, in like manner and on like notice, on the written request of a majority of the Whole Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting.

Section 2.07.     Quorum.  At all meetings of the Board, a majority of the Whole
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Board will constitute a quorum for the transaction of business. Except for the designation of committees as hereinafter provided and except for actions required by these Bylaws or the Certificate of Incorporation to be taken by a majority of the Whole Board, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time, or date, without notice other than announcement at the meeting, until a quorum is present.

Section 2.08.     Participation in Meetings by Remote Communications.  Members
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of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or other means by which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

Section 2.09.     Written Action.  Any action required or permitted to be taken
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at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee, as the case may be.

Section 2.10.     Committees.   The Board, by resolution passed by a majority of
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the Whole Board, may designate an executive committee (the "Executive Committee") of not less than three members of the Board, one of whom will be the Chairman. The Executive Committee will have and may exercise the powers of the Board, except the power to amend these Bylaws or the Certificate of Incorporation, fill any vacancy on the Executive Committee, adopt an agreement of merger or consolidation, authorize the issuance of stock, declare a dividend, or recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, a dissolution of the Corporation, or a revocation of a dissolution, and except as otherwise provided by law.

     (b)     The Board, by resolution passed by a majority of the Whole
Board, may designate one or more additional committees. Each such committee will consist of one or more Directors and will have such lawfully delegable powers and duties as the Board may confer; provided, however, that no committee
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shall exercise any power or duty expressly required by the Delaware General Corporation Law, as it may be amended from time to time, to be acted upon by the Board. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.

     (c) The members of each committee of the Board will serve in such capacity at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such designation by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

     (d) Except as otherwise provided in these Bylaws or by law, any committee of the Board, to the extent provided in Bylaw 2.10(a) or, if applicable, in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the direction of the management of the business and affairs of the Corporation. Any such committee designated by the Board will have such name as may be determined from time to time by resolution adopted by the Board.

     Unless otherwise prescribed by the Board, a majority of the members of any committee of the Board will constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board, and will keep a written record of all actions taken by it.

Section 2.11.     Compensation.  The Board may establish the compensation for,
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and reimbursement of the expenses of, Directors for membership on the Board and on committees of the Board, attendance at meetings of the Board or committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

Section 2.12.     Rules.  The Board may adopt rules and regulations for the
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conduct of meetings and the oversight of the management of the affairs of the Corporation.

                                  ARTICLE III.
                                  ------------

                                     NOTICES
                                     -------

Section 3.01.     Generally.  Except as otherwise provided by law, these Bylaws,
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or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, electronic transmission or similar medium of communication or as otherwise may be permitted by these Bylaws.

Section 3.02.     Waivers.  Whenever any notice is required to be given by law
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or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE IV.
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                                    OFFICERS
                                    --------

Section 4.01.     Generally.  The officers of the Corporation will be elected by
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the Board and will consist of a Chairman (who may, but need not be, an officer of the Corporation), a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: one or more Vice Chairmen, one or more Assistants to the Chairman, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Notwithstanding the foregoing, by specific action the Board may authorize the Chairman to appoint any person to any office other than Chairman, Chief Executive Officer, President, Secretary, or Treasurer. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board, the Board may delegate the absent or disabled officer's powers or duties to any other officer or to any Director.

Section 4.02.     Compensation.  The compensation of all officers and agents of
                  ------------
the Corporation who are also Directors of the Corporation will be fixed by the Board or by a committee of the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 4.03.     Succession.  The officers of the Corporation will hold office
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until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the Whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board as provided in Bylaw 4.01.

Section 4.04.     Authority and Duties.  Each of the officers of the Corporation
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will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

                                   ARTICLE V.
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                                      STOCK
                                      -----

Section 5.01.     Certificates.  Certificates representing shares of stock of
                  ------------
the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman or the President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

Section 5.02.     Lost, Stolen or Destroyed Certificates.  The Secretary may
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direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 5.03.     Record Dates.   In order that the Corporation may determine
                  ------------
the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which will not be more than 60 nor less than 10 calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date will not be more than 60 calendar days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose will be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

     (c) The Corporation will be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and will not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

                                   ARTICLE VI.
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                                     GENERAL
                                     -------

Section 6.01.     Fiscal Year.  The fiscal year of the Corporation will end on
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December 31st of each year or such other date as may be fixed from time to time by the Board.

Section 6.02.     Seal.  The Board may adopt a corporate seal and use the same
                  ----
by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6.03.     Reliance Upon Books, Reports and Records.  Each Director, each
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member of a committee designated by the Board, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 6.04.     Time Periods.  In applying any provision of these Bylaws that
                  ------------
requires that an act be performed or not be performed a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded, and the day of the event will be included.

Section 6.05.     Amendments.  Except as otherwise provided by law or by the
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Certificate of Incorporation or these Bylaws, these Bylaws or any of them may be amended in any respect or repealed at any time, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board, provided that no amendment adopted by the Board may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and these Bylaws. Notwithstanding the foregoing and anything contained in these Bylaws to the contrary, Bylaws 1.01, 1.03, 2.02, 2.03 and this Bylaw 6.05 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least 66-2/3% of the stock which has voting power, voting together as a single class.

Section 6.06.     Certain Defined Terms.  Terms used herein with initial capital
                  ---------------------
letters that are not otherwise defined are used herein as defined in the Certificate of Incorporation.